SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2002

MILACRON INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-8475	31-1062125

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2090 Florence Avenue, P.O. Box 63716, Cincinnati, Ohio 45206

(address of principal executive offices) (ZIP Code)

Registrant's telephone number, including area code: (513) 487-5000

ITEM 5. OTHER EVENTS

        On March 14, 2002, the Registrant entered into Amendment Number Six (the "Amendment") to its Amended and Restated Revolving Credit Agreement. The Amendment is filed herewith.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (c) Exhibits:

Exhibit No.	Description

99.1	AMENDMENT NUMBER SIX, dated as of March 14, 2002 ("Amendment") to the Amended and Restated Revolving Credit Agreement dated as of November 30, 1998, among MILACRON INC., MILACRON METALWORKING GMBH, MILACRON KUNSTSTOFFMASCHINEN EUROPA GMBH and MILACRON B.V., and the lending institutions from time to time party thereto, Bankers Trust Company, as a Lender and as arranger and administrative agent for the Lenders, and PNC Bank, as documentation agent.

99.2	Press Release issued by Milacron Inc. on March 14, 2002

ITEM 9. REGULATION FD DISCLOSURE

        The Press Release of Registrant dated March 14, 2002, which announces the signing of an amended revolving credit agreement is incorporated by reference.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Milacron Inc.

Date:	March 14, 2002	By:	/s/Robert P. Lienesch

Robert P. Lienesch Vice President - Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	AMENDMENT NUMBER SIX, dated as of March 14, 2002 ("Amendment") to the Amended and Restated Revolving Credit Agreement dated as of November 30, 1998, among MILACRON INC., MILACRON METALWORKING GMBH, MILACRON KUNSTSTOFFMASCHINEN EUROPA GMBH and MILACRON B.V., and the lending institutions from time to time party thereto, Bankers Trust Company, as a Lender and as arranger and administrative agent for the Lenders, and PNC Bank, as documentation agent.

99.2	Press Release issued by Milacron Inc. on March 14, 2002